Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                    ---------



We consent to the incorporation by reference in the registration statements of MicroFrame, Inc. on Form S-3 (File No. 333-09507) and Form S-8 (File Nos. 33-61837 and 333-14681) of our report dated June 26, 1998, on our audits of the consolidated financial statements of MicroFrame, Inc. and Subsidiary as of March 31, 1998 and 1997, and for the years ended March 31, 1998 and 1997, which report is included in this Annual Report on Form 10-KSB.



/s/ Pricewaterhouse Coopers LLP

New York, New York
July 10, 1998